Exhibit 99.2

METROPCS WIRELESS, INC.

Notice of Guaranteed Delivery

for Tender of All Unregistered Outstanding

9 1/4% Senior Notes due 2014

in Exchange for Registered

9 1/4% Senior Notes due 2014

This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of MetroPCS Wireless, Inc. (the “Issuer”) to tender outstanding unregistered 9 1/4% Senior Notes due 2014 having the CUSIP number of 591709AG5 (the “Outstanding Notes”) issued by Issuer under that certain indenture dated as of January 20, 2009 to The Bank of New York Mellon Trust Company, N.A., as exchange agent (the “Exchange Agent”), pursuant to the guaranteed delivery procedures described in “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery” of the Issuer’s prospectus dated             , 2009 (the “Prospectus”) and in Instruction 2 to the related letter of transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this notice of guaranteed delivery, properly completed and duly executed, on or prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined in this letter have the meanings given to them in the letter of transmittal.

The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2009, unless sooner terminated or extended (the “Expiration Date”). Outstanding Notes tendered in the Exchange Offer may be withdrawn at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

The Bank of New York Mellon Trust Company, N.A.

By Overnight Delivery, Courier or Mail

(overnight delivery or courier recommended;

if by mail, registered or certified mail recommended):

The Bank of New York Mellon

Corporate Trust Operations Reorganization Unit

101 Barclay Street - 7 East

New York, New York 10286

Attn: Diane Amoroso

Registered or Certified Mail:

The Bank of New York Mellon

Corporate Trust Operations Reorganization Unit

101 Barclay Street - 7 East

New York, New York 10286

Attn: Diane Amoroso

By Facsimile Transmission (eligible institutions only):

(212) 298-1915

Confirm by Telephone:

(212) 815-2742

Delivery of this form to an address other than as set forth above or transmission via facsimile to a number other than the one listed above will not constitute a valid tender or delivery and your Outstanding Notes will not be considered tendered in the Exchange Offer. The instructions accompanying this notice of guaranteed delivery should be read carefully before the notice of guaranteed delivery is completed.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, that signature guarantee must appear in the applicable space in the box provided on the letter of transmittal for guarantee of signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, in accordance with its Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Original Notes — Guaranteed Delivery” and in Instruction 2 of the letter of transmittal.

The undersigned hereby tenders the Outstanding Notes listed below:

Certificate Number(s) (if known) of Outstanding Notes or Account Number at DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*

PLEASE SIGN AND COMPLETE

Name(s) of Registered Holder(s)	Signature(s) of Registered Holder(s) or Authorized Signatory

Address	Dated:

Area Code and Telephone Number(s)

*	All tenders must be in integral multiples of $1,000.

This notice of guaranteed delivery must be signed by the registered holder(s) of the tendered Outstanding Notes exactly as the name(s) of such person(s) appear(s) on certificates for the Outstanding Notes or on a security position listing as the owner of the Outstanding Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE

(not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (in each case that is a participant in the Securities Transfer Agents’ Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges’ Medallion Program approved by the Securities Transfer Association Inc.), hereby guarantees deposit with the Exchange Agent of the letter of transmittal (or facsimile thereof or agent’s message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC described in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Original Notes — Book Entry Delivery Procedures” and in the letter of transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
(Include ZIP Code)	Name:

Area Code and Telephone Number:	Title:
(Please Type or Print)

Date:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. Actual surrender of Outstanding Notes must be made pursuant to, and be accompanied by, a properly completed and duly executed letter of transmittal (or agent’s message in lieu thereof) and any other required documents.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this notice of guaranteed delivery (or facsimile hereof or an agent’s message and notice of guaranteed delivery in lieu hereof) and any other documents required by this notice of guaranteed delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. Delivery of such notice of guaranteed delivery may be made by facsimile transmission, mail, courier or overnight delivery. The method of delivery of this notice of guaranteed delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the tender and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or courier service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the letter of transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this notice of guaranteed delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement or any change whatsoever. If this notice of guaranteed delivery (or facsimile hereof) is signed by a participant in DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Outstanding Notes.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of DTC, this notice of guaranteed delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant appears on DTC’s security position listing.

If this notice of guaranteed delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this notice of guaranteed delivery may be directed to the Exchange Agent at the address or telephone number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.